UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 29, 1999




                             WILLIAMS CONTROLS INC.
               ---------------------------------------------------
               (Exact name of Company as specified in its charter)



     Delaware                       0-18083                       84-1099587
--------------------         ---------------------           -------------------
  (State or other            (Commission File No.)            (I.R.S. Employer
  jurisdiction of                                            Identification No.)
  incorporation or
   organization)




                   14100 S.W. 72nd Avenue, Portland, OR 97224
                   ------------------------------------------
                    (Address of Principal Executive Offices)



                                 (503) 684-8600
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              (Registrant's telephone number, including area code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

(a) On July 29, 1999 the Company closed the purchase of the ProActive Pedals division of Active Tools Manufacturing Co., Inc. ProActive Pedal is a designer and developer of patented adjustable foot pedal systems and modular pedal systems. The purchase price was $5,750,000 plus the assumption of approximately $350,000 in liabilities. In addition, the Company entered into a patent assignment and royalty agreement with the patent holder which required an initial payment of $600,000 and minimum annual royalty payments of $95,000 per year for ten years. Assets acquired include designs, technology and patent rights on adjustable foot pedal systems, as well as designs of modular foot pedal systems.

     The purchase was financed through the private placement of 1,244,065 shares of the Company's common stock with net proceeds of approximately $3,396,000. In addition, the Company borrowed $2,500,000 from its bank under a new term loan facility (Term Loan III). The principal amount under Term Loan III is payable in three equal monthly installments of $139,000 (plus interest) beginning in November 1999 with the remaining balance of $2,083,000 due in February 2000. Interest on term Loan III is computed at the prime rate plus 1.25%. (9.25% at July 29, 1999).

(b) Certain furniture and equipment was acquired in the transaction and will continue to be used consistent with its use under the former owner.



Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements and Exhibits.

     Financial statements as required by Rule 3.05 will be filed with the Securities and Exchange Commission by amendment within 60 days.

(b) Pro forma financial information.

     Pro forma financial statements as required by Rule 11-01 will be field with the Securities and Exchange Commission by amendment within 60 days.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    WILLIAMS CONTROLS, INC.



Date: August 13, 1999                               By:  /s/ Gerard A. Herlihy
                                                    ----------------------------
                                                    Gerard A. Herlihy,
                                                    Chief Financial Officer and
                                                    Chief Administrative Officer